EXHIBIT (18)

Deloitte &
  Touche LLP
--------------      ------------------------------------------------
                    Twenty-Fourth Floor Telephone: (215) 246-2300
                    1700 Market Street  Facsimile: (215) 569-2441
                    Philadelphia, Pennsylvania 19103-3984




December 29, 1997

Uni-Marts, Inc.
477 East Beaver Avenue
State College, Pennsylvania


Board of Directors:

We have audited the consolidated financial statements of Uni-Marts, Inc. and subsidiary as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, included in your Annual Report on Form 10-K to the Securities and Exchange Commission and have issued our report thereon dated December 29, 1997. Note C to such consolidated financial statements contains a description of your adoption during the year ended September 30, 1997 of a change in the method of calculating merchandise inventory under the retail inventory method. In our judgment, such change is to an alternative accounting principle that is preferable under the circumstances.

Yours truly,

/S/ DELOITTE & TOUCHE LLP
























-----------------
Deloitte & Touche
Tomatsu
International
-----------------